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FORM 404                    [GRAPHIC OMITED] This space reserved for office use.
(REVISED 9/05)
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Return in duplicate to:
Secretary of State
P.O. Box 13697                                                  FILED
Austin, TX 78711-3697      ARTICLES OF AMENDMENT 4.04,   In the Office of the
512 463-5555             PURSUANT TO ARTICLE           Secretary State of Texas
FAX: 512/463-5709             TEXAS BUSINESS                 JAN 29 2007
FILING FEE: $150             CORPORATION ACT             Corporations Section
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                                 ARTICLE 1 -NAME

The name of the corporation is as set forth below:

POWERED CORPORATION
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State the name of the entity as it is currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name in Article I.

The filing number issued to the corporation by the secretary of state is:
0140992700
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                             ARTICLE 2-AMENDED NAME

     (If the purpose of the articles of amendment is to change the name of the corporation, then use the following statement)

The amendment changes the articles of incorporation to change the article that names the corporation. The article in the Articles of Incorporation is amended to read as follows:

The name of the corporation is (state the new name of the corporation below)


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The name of the entity must contain an organizational designation or accepted abbreviation of such term. The name must not be the same as, deceptively similar to, or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary cheek for "name availability" is recommended.

           ARTICLE 3 -AMENDMENT TO REGISTERED AGENT/REGISTERED OFFICE

The amendment changes the articles of incorporation to change the article stating the registered agent and the registered office address of the corporation. The article is amended to read as follows:

                       Registered Agent of the Corporation
             (Complete either A or B, but not both. Also complete C)

[ ] A. The registered agent is an organization (cannot be corporation named above) by the name of:

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OR

[ ] B. The registered agent is an individual resident of the state whose name is set forth below.

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
             ARTICLE 4 - OTHER ALTERED, ADDED, OR DELETED PROVISIONS

Other changes or additions to the articles of incorporation may be made in the space provided below. If the space provided is insufficient to meet your needs, you may incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

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1.     A new Article XI is added as follows:

             Article XI
Preemptive rights shall not be permitted.

2. The first paragraph of Article IV is deleted in it entirety and is replaced by a new first paragraph of Article IV as follows:

There are authorized 500,000,000 shares of common stock par value $0.001 and 5,000,000 shares of preferred stock par value $0.001.


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                         ARTICLE 5-STATEMENT OF APPROVAL

The amendments to the articles of incorporation have been approved in the manner required by the Texas Business Corporation Act and by the constituent documents of the corporation.

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                             EFFECTIVENESS OF FILING
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A. [X] This document will become effective when the document is filed by the secretary of state.

OR

B.[ ] This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of
      state. The delayed effective date is                                     .
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                                    EXECUTION
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The undersigned signs this document subject to the penalties imposed by law for the submission of a false or fraudulent document.

  1/25/07
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   Date

                                               /s/ James D.Jeffrey, President
                                          --------------------------------------
                                              Signature of Authorized Officer

Corporations Section              [GRAPHIC OMITED]                Roger Williams
P.O.Box 13697                                                 Secretary of State
Austin, Texas 78711-3697

                        OFFICE OF THE SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT
                                       OF

                              POWERED CORPORATION
                                   140992700


The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of Amendment for the above named entity have been received in this office and have been found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law hereby issues this Certificate of Amendment.

Dated: 01/29/2007
Effective: 01/29/2007


[GRAPHIC OMITED]


                                                        /s/ Roger Williams
                                                        Roger Williams
                                                        Secretary of State


                             Come visit us on the
                                  internet at
                           http://www.sos.state.tx.us/
Phone:(512)463-5555             Fax:(512)463-5709                     TTY: 7-1-1
Prepared by: Rosa Arrellano                               Document: 158761060002

Corporations Section              [GRAPHIC OMITED]                Roger Williams
P.O.Box 13697                                                 Secretary of State
Austin, Texas 78711-3697

                        OFFICE OF THE SECRETARY OF STATE


January 29,2007


Lawyer's Aid Service, Inc.
P. O. Box 848
Austin, TX 78767 USA

RE: POWERED CORPORATION
File Number: 140992700

It has been our pleasure to file the articles of amendment for the referenced entity. Enclosed is the certificate evidencing filing. Payment of the filing fee is acknowledged by this letter.

If we may be of further service at any time, please let us know.


Sincerely,


Corporations Section
Statutory Filings Division
(512)463-5555

Enclosure


                             Come visit us on the
                                  internet at
                           http://www.sos.state.tx.us/
Phone:(512)463-5555             Fax:(512)463-5709                     TTY: 7-1-1
Prepared by: Rosa Arrellano                               Document: 158761060002